                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                             H. J. Heinz Company
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF H. J. HEINZ COMPANY]
H. J. Heinz Company
World Headquarters P. O. Box 57 Pittsburgh, Pennsylvania 15230


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of H.
J. Heinz Company to be held at 2 P.M. on Tuesday, September 10, 1996, at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the formal meeting notice and the Proxy Statement on the following pages.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible. You may obtain an admission ticket for the meeting by completing the ticket request form which appears at the end of the Proxy Statement and returning it in the same envelope with your proxy.

In accordance with our regular practice, a report of annual meeting proceedings, including an account of actions taken, will be sent to you following the meeting.

                           Respectfully yours,

                           /s/ Anthony J. F. O'Reilly

                           Anthony J. F. O'Reilly
                           Chairman of the Board
                           and Chief Executive Officer


August 2, 1996

Notice of
Annual Meeting
of Shareholders

The Annual Meeting of Shareholders of H. J. Heinz Company will be held at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania, on Tuesday, September 10, 1996, at 2 P.M. Eastern Daylight Time, for the following purposes:

  (1) To elect eighteen directors for a term of one year;

  (2) To elect auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending April 30,1997;

  (3) To consider and act upon a proposal to approve the Company's 1996 Stock Option Plan;

  (4) To act upon two shareholder proposals, which are opposed by the Board of Directors, if such proposals are presented by their respective proponents; and

  (5) To consider and act upon such other business as may properly come before the meeting.

Your attention is directed to the accompanying Proxy Statement for a description of matters to be considered at the meeting.

Holders of record as of the close of business on July 19, 1996 of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage. Your compliance with this request will be appreciated and will assist in obtaining a quorum. Such action will not limit your right to vote in person or to attend the meeting.

                                               Benjamin E. Thomas, Jr.
                                               Secretary


August 2, 1996

Table of Contents

                                                                           PAGE
General...................................................................   1

Voting Securities and Record Date.........................................   1

Security Ownership of Certain Beneficial Owners...........................   2

Security Ownership of Management..........................................   3

Board of Directors and Committees of the Board............................   4

Matters to Be Acted Upon

 1. Election of Directors.................................................   6

 2. Election of Auditors..................................................   9

 3. Proposal to Approve the 1996 Stock Option Plan........................  10

 4. Shareholder Proposal: Non-Employee Directors' Pension Benefits........  16

 5. Shareholder Proposal: Form of Non-Employee Directors' Compensation....  17

 6. Other Business........................................................  19

Executive Compensation....................................................  19

Report of the Management Development and Compensation Committee on
 Executive Compensation...................................................  22

Performance Graph--Five Fiscal Years (1991-1996)..........................  24

Performance Graph--16 Fiscal Years (1980-1996)............................  25

Additional Information....................................................  25

Appendix A--H.J. Heinz Company 1996 Stock Option Plan .................... A-1

PROXY STATEMENT

GENERAL

This Proxy Statement, with the enclosed proxy card, is being mailed to the shareholders of H. J. Heinz Company (the "Company") starting on or about August 2, 1996 in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania, at 2 P.M. on Tuesday, September 10, 1996. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the Annual Meeting of Shareholders. The principal executive offices of the Company are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219. The proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as stated in this Proxy Statement.

The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees or agents of the Company may solicit proxies by mail, telephone, facsimile and personal interview. To assist in the solicitation of proxies, the Company has engaged
D. F. King & Co., Inc. for a fee estimated not to exceed $20,000 plus reimbursement of expenses. The Company will also request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series of record as of the close of business on July 19, 1996 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 368,579,240 shares of Common Stock, the holders of which are entitled to one vote per share, and 26,288 shares of Third Cumulative Preferred Stock, $1.70 First Series, the holders of which are entitled to one-half vote per share. The Company does not have cumulative voting. All numbers of shares of the Company's Common Stock contained in this Proxy Statement have been adjusted to reflect the three-for-two stock split of the Common Stock, which was effective October 3, 1995.

Insofar as management is advised, no executive officer, director or director nominee of the Company, nor any person who has been an executive officer, director or director nominee of the Company at any time since the beginning of its last fiscal year, nor any associate of any such executive officer, director or director nominee, has any substantial interest in the matters to be acted upon at the Annual Meeting of Shareholders except for the interest which such executive officer, director, director nominee or associate, as the case may be, may have solely as a grantee or potential grantee of options to purchase shares of the Company's Common Stock under the Company's 1996 Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities. The following are the only persons known to the Company or its management who beneficially owned as of June 30, 1996 more than five percent of any class of the Company's voting securities:

                  SHARES OF COMMON STOCK BENEFICIALLY OWNED*

                           INVESTMENT POWER       VOTING POWER
   NAME AND ADDRESS      -------------------- ---------------------                PERCENT
  OF BENEFICIAL OWNER       SOLE     SHARED      SOLE      SHARED     TOTAL       OF CLASS**
  -------------------    ---------- --------- ---------- ---------- ----------    ----------
Teresa F. Heinz           1,124,645 9,800,065 17,678,269  9,800,065 27,478,334(1)    7.43%
 3200 CNG Tower
 625 Liberty Avenue
 Pittsburgh, PA 15222
Mellon Bank Corporation  19,801,000 8,894,000  3,028,000 10,423,271 30,968,271(2)    8.37%
 One Mellon Bank Center
 Pittsburgh, PA 15258-
 0001

- ---------

 * All shares held in trust and/or as a fiduciary unless otherwise indicated.

** The percentages represent the total shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 1996.

(1) Includes 10,730,671 shares held by the Howard Heinz Endowment, 5,822,953 shares held by the Vira I. Heinz Endowment, 1,124,645 shares held by the Heinz Family Foundation and 9,800,065 shares held by 11 other trusts.

(2) The shares held by Mellon Bank Corporation ("Mellon") are held by direct and indirect subsidiaries of Mellon in a fiduciary capacity and include 26,998,334 of the shares referred to in Note (1). Mellon has disclaimed having a beneficial economic interest in any shares held in a fiduciary capacity.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth all equity securities of the Company beneficially owned as of June 30, 1996, by each director, director nominee and by all directors, director nominees and executive officers as a group, being 19 in number.

                               SHARES OF
                              COMMON STOCK
                            OWNED, EXCLUDING
                           SHARES SUBJECT TO                                   TOTAL SHARES OF
                              OPTIONS AND                        SHARES HELD    COMMON STOCK        PERCENT
                            SHARES HELD IN A        OPTIONS     IN A FIDUCIARY  BENEFICIALLY          OF
          Name           FIDUCIARY CAPACITY (1) EXERCISABLE (2)  CAPACITY (3)     OWNED (4)        CLASS (5)
          ----           ---------------------- --------------- -------------- ---------------     ---------
Anthony J. F. O'Reilly..        6,007,654                -0-             -0-      6,007,654(6)(7)    1.62%
William P. Snyder III...           57,015                -0-       4,074,366      4,131,381(8)       1.11%
Joseph J. Bogdanovich...        3,844,165             19,110             -0-      3,863,275(9)       1.04%
Herman J. Schmidt.......            4,200                -0-             -0-          4,200            --
Albert Lippert..........           18,696                -0-             -0-         18,696            --
Eleanor B. Sheldon......           11,100                -0-             -0-         11,100            --
Richard M. Cyert........            2,100                -0-             -0-          2,100(10)        --
Samuel C. Johnson.......           50,100                -0-          10,500         60,600(11)        --
David W. Sculley........          362,410                -0-             -0-        362,410(7)         --
Donald R. Keough........            2,405                -0-             -0-          2,405            --
S. Donald Wiley.........          214,595                -0-       8,152,453      8,367,048(12)      2.25%
Lawrence J. McCabe......           61,276            330,000             -0-        391,276           .11%
David R. Williams.......           49,459            273,750             -0-        323,209(7)         --
Luigi Ribolla...........            3,018            270,000             -0-        273,018            --
Nicholas F. Brady.......            3,600                -0-             -0-          3,600(13)        --
William R. Johnson......           58,429            411,875             -0-        470,304           .13%
William C. Springer.....          123,026            587,250             -0-        710,276           .19%
Edith E. Holiday........              900                -0-             -0-            900            --
Thomas S. Foley.........              300                -0-             -0-            300            --
All directors, director
 nominees and executive
 officers as a group....       10,874,448          1,891,985      12,237,319     25,003,752          6.73%

- ---------
 (1) Shares listed in this column include all shares in which the named individuals and all directors, director nominees and executive officers as a group (other than shares subject to stock options exercisable within 60 days of June 30, 1996 and shares held in a fiduciary capacity as trustee of a trust) have a present beneficial economic interest and also include all shares allocated to the accounts of the named individuals and all directors, director nominees and executive officers as a group under the Company's Employees Retirement and Savings Plan (A. J. F. O'Reilly, 141,598; J. J. Bogdanovich, 50,774; D. W. Sculley, 41,724; L. J. McCabe,
     33,406; D. R. Williams, 13,488; W. R. Johnson, 8,014; W. C. Springer, 20,231 and all directors, director nominees and executive officers as a group, 309,235).
 (2) Represents shares subject to stock options granted under the Company's stock option plans exercisable within 60 days following June 30, 1996.
 (3) Represents shares beneficially owned by this individual in a fiduciary capacity as a trustee of a trust.
 (4) Shares listed in this column include all shares listed in the adjacent columns. Each person has both sole voting and sole investment power with respect to the shares listed, unless otherwise indicated.
 (5) The percentages represent the total of shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 1996, plus, where applicable, all stock options granted to the individual or group, as appropriate, under the Company's stock option plans exercisable within 60 days following June 30, 1996. Percentages of less than .1 percent are omitted.
 (6) Includes 148,500 shares held by a corporation which is beneficially owned by Dr. O'Reilly and members of his family and 5,256,956 shares held by another corporation which is beneficially owned by Dr. O'Reilly.
 (7) The shares indicated do not include unallocated shares held by the Company's leveraged employee stock ownership plan (the "Leveraged ESOP"). Such shares are voted or tendered by the trustee in accordance with instructions received from the Investment Committee of the Board of Directors of the Company, unless the Investment Committee delegates this authority to plan participants. Dr. O'Reilly and Messrs. Williams and Sculley currently serve as members of the Investment Committee. As of June 30, 1996, approximately 973,153 shares of Common Stock were held in the Leveraged ESOP but not allocated to participants' accounts. Each member of the Investment Committee disclaims having a beneficial economic interest in such shares.

 (8) Mr. Snyder has sole voting power and sole investment power with respect to 57,015 shares and shared voting power and shared investment power with respect to 4,074,366 shares held by three trusts of which he is co-trustee. The shares held by these three trusts, of which Mellon Bank is also a co-trustee, are included in the shares referred to in Note (2) on page 2 of this Proxy Statement. Mr. Snyder has shared investment power with respect to 657,000 shares held by a trust which is referred to in Note (12) below.

 (9) Includes 3,758,728 shares held by a corporation wholly-owned by a trust and 792 shares held by another trust. Mr. Bogdanovich is the sole beneficiary of the shares, but shares voting power and investment power with respect to these shares.

(10) Includes 1,500 shares of Common Stock owned jointly by Dr. Cyert and his wife.

(11) Includes 10,500 shares of Common Stock held by Mr. Johnson as trustee of the Samuel C. Johnson 1988 Revocable Trust.

(12) Mr. Wiley has shared investment power with respect to the 5,822,953 shares held by the Vira I. Heinz Endowment which is referred to in Note
     (1) on page 2 of this Proxy Statement. Mr. Wiley has shared investment power with respect to 2,329,500 shares held by two trusts, one of which includes the 657,000 shares referred to in Note (8) above. Mr. Wiley disclaims having a beneficial economic interest in the shares held by such trusts.

(13) Includes 3,000 shares of Common Stock held by a trust of which Mr. Brady is the sole beneficiary.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under the general management of a Board of Directors as provided by the laws of Pennsylvania, the Company's state of incorporation. The By-Laws of the Company provide for an Executive Committee which, unless limited by a resolution of the Board and except to the extent limited by law, has authority to act in all matters that the full Board may act upon when the Board is not in session. The Executive Committee reports all of its actions to the full Board of Directors. The Executive Committee is currently composed of Messrs. O'Reilly (Chairman), Bogdanovich, Sculley, McCabe, Williams, Ribolla, W.R. Johnson and Springer.

In addition to the Executive Committee, the Board of Directors has designated the following five standing committees of the Board: Audit, Nominating, Management Development and Compensation, Investment, and Public Issues and Social Responsibility.

The Audit Committee's basic functions are to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent accountants and the Company's internal auditors. Currently, the members of the Audit Committee, all of whom are outside directors, are Messrs. Snyder (Chairman), Cyert, Schmidt, S.C. Johnson, Brady, Lippert and Mss. Sheldon and Holiday.

The Nominating Committee is responsible for establishing qualification guidelines for potential directors and screening and recommending prospective candidates for membership on the Board. The Nominating Committee will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the attention of the Secretary of the Company together with a statement of the nominee's or nominees' qualifications. Such information must be received no later than 120 days prior to the Annual Meeting of Shareholders. The current members of the Nominating Committee are Messrs. O'Reilly (Chairman), Cyert, Schmidt, Snyder, Bogdanovich, Lippert, Keough and Brady.

The Management Development and Compensation Committee's basic functions are to monitor the Company's management systems for selecting and planning succession at the corporate and key subsidiary officer level, to develop a corporate organization structure, and to review the adequacy and effectiveness of the management compensation plans of the Company. The Management Development and Compensation Committee recommends to the Board the Chief Executive Officer for the Company; reviews and approves the appointment of corporate officers who report directly to the Chief Executive Officer and the compensation of the Chief Executive Officer and the managers reporting to the Chief Executive Officer; reviews and approves the management incentive systems of the Company and the awards granted thereunder; determines the corporate goals and the awards granted under the incentive compensation plan of the Company; and administers the Company's stock option plans. The current members of the Management Development and Compensation Committee are Messrs. Schmidt (Chairman), Snyder, Cyert, S.C. Johnson, Keough, Foley and Ms. Sheldon.

The Investment Committee's primary function is to monitor the policies and operations of the Employee Benefits Administration Board and the investment of the Company's Pension, Employees Savings, and Long-Term Disability funds for U.S. and foreign affiliate companies. The current members of the Investment Committee are Messrs. O'Reilly (Chairman), Williams and Sculley.

The Public Issues and Social Responsibility Committee's basic functions are to monitor the policies and actions of the Company relating to major issues of public and governmental concern, including, but not limited to, equal employment opportunity, environmental, occupational health and safety, public health and nutrition, and charitable contributions; and to consider the significant social impact of corporate activities. The Public Issues and Social Responsibility Committee is responsible for making recommendations to management that it considers to be major issues of public concern that may require special attention or action; reviewing Company policies and actions relating to such issues; and monitoring the Company's activities and performance in light of such policies. The current members of the Public Issues and Social Responsibility Committee are Mss. Sheldon (Chairman) and Holiday and Messrs. O'Reilly, Schmidt, Lippert, Cyert, Bogdanovich, Wiley and Foley.

During fiscal year 1996, the Executive Committee held eight meetings, the Nominating Committee held one meeting, the Management Development and Compensation Committee held six meetings, the Investment Committee held one meeting, the Audit Committee held three meetings, and the Public Issues and Social Responsibility Committee held one meeting.

The Board of Directors held seven meetings during fiscal year 1996. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which the director served, except for Mr. Brady who attended 73% of the aggregate number of meetings.

DIRECTOR COMPENSATION

Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors who are not employees of the Company receive an annual retainer of $30,000 for Board service and a fee of $1,500 for each Board and committee meeting attended. The outside directors who serve as chairmen of the Audit Committee, the Management Development and Compensation Committee, and the Public Issues and Social Responsibility Committee receive additional annual retainers of $5,000, $5,000 and $3,000, respectively. A director who is not a full-time employee of the Company is permitted to defer some or all of his retainer and attendance fees until termination of services as a director or to a specified year in the future. At the end of the deferral period, a participating director may receive his cash payment together with accrued interest (calculated periodically at the prime rate) either in a lump sum or in equal annual installments. A director who has served as such for five or more years while not a full-time employee of the Company or one of its subsidiaries will be paid, upon retirement on or after age 70, a pension benefit for life equivalent to the annual retainer in effect at the time of the director's retirement.

As part of the Company's overall program to promote charitable giving, the Company has maintained a charitable award program funded by insurance policies on the lives of the Company's directors who were not full-time employees and who were members of the Board of Directors prior to 1995. Under the program, two directors were paired on a dual life policy. Following the death of both directors, the Company will donate $1,000,000 to qualifying charitable organizations recommended by each of the directors covered under the policy and approved by the Company.

In addition, the Company has had a similar program for directors who were executive officers and certain other key employees of the Company as of November 1, 1989. Participation in this program was contingent upon the participant having made annual charitable contributions for five consecutive years in an amount not less than $1,000 nor more than $4,000 per year to the Company's charitable foundation prior to January 1994. With respect to the participants, the amount the Company will donate to qualifying charitable organizations on their behalf will range from $750,000 to $2,000,000 based upon age at the time of their enrollment.

The Company will subsequently be reimbursed from the proceeds of the life insurance policies. Participants derive no financial benefit from these programs.

Also, under the H. J. Heinz Company Stock Compensation Plan for Non-Employee Directors, which was approved by the Company's shareholders in September 1995, each member of the Board who was not then an employee of the Company, other than Mr. Foley, received an award of 600 shares of the Company's Common Stock. Mr. Foley received an award of 300 shares. The plan provides for the award of 300 shares of the Company's Common Stock to each non-employee director as soon as practicable after the election of such director at the Company's Annual Meeting of Shareholders.

MATTERS TO BE ACTED UPON
1. ELECTION OF DIRECTORS
(Item 1 on proxy card)

The Board of Directors, pursuant to the By-Laws of the Company, has determined that the number of directors constituting the full Board of Directors shall be
18. Proxies are solicited in favor of the nominees named on the following pages and it is intended that the proxies will be voted for the 18 nominees unless otherwise specified. All of the nominees are now serving as directors. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Each director to be elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify.

INFORMATION REGARDING NOMINEES FOR ELECTION OF DIRECTORS

A brief statement of the business experience and positions with the Company for the past five years, a listing of certain other directorships for each person nominated to become a director of the Company and their ages (as of September 10, 1996) are set forth on the following pages. There are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.

          NAME                          BUSINESS EXPERIENCE AND AGE
          ----                          ---------------------------
 Anthony J. F. O'Reilly Chairman of the Board of H. J. Heinz Company since March
                        11, 1987 and Chief Executive Officer since July 1, 1979;
                        President of the Company from July 1, 1979 until June 12,
                        1996; director of the Company since 1971; director of the
                        New York Stock Exchange, Inc.; 60.
 William P. Snyder III  President of The Wilpen Group, Inc. (investment group)
                        since 1986; director of H. J. Heinz Company since 1961;
                        director of Whitney Holding Corporation (bank holding
                        company); 78.
 Joseph J. Bogdanovich  Vice Chairman of the Board of H. J. Heinz Company since
                        September 7, 1988; also in charge of Heinz Japan Ltd.
                        since June 20, 1973; Chairman of the Board of Star-Kist
                        Foods, Inc.; director of the Company since 1963; 84.
 Herman J. Schmidt      Independent businessman; director of H. J. Heinz Company
                        since 1977; director of MAPCO, Inc. (diversified energy
                        company) and HON Industries, Inc. (manufacturer of office
                        furniture); 79.
 Albert Lippert         Consultant; Chairman of the Board of Weight Watchers
                        International, Inc. from 1968 to January 1991; Vice
                        President of George Simonton Inc. (clothing manufacturer)
                        from 1986 until April 1992; director of H. J. Heinz
                        Company since 1978; 71.
 Eleanor B. Sheldon     Social Scientist; director of H. J. Heinz Company since
                        1979; 76.
 Richard M. Cyert       Professor of Economics and Management, Carnegie Mellon
                        University since 1992 and President Emeritus of Carnegie
                        Mellon University since 1990; President-Carnegie Bosch
                        Institute and Professor of Economics and Management,
                        Carnegie Mellon University from 1990 to 1992; director of
                        the Company since 1984; 75.
 Samuel C. Johnson      Nonexecutive Chairman of the Board of S. C. Johnson & Son,
                        Inc. (manufacturer of chemical specialty products) since
                        January 1994; Chairman of S.C. Johnson & Son, Inc. from
                        1988 to January 1994; director of the Company since 1988;
                        director and chairman of Johnson Worldwide Associates,
                        Inc., director of Deere & Company and Mobil Corporation;
                        68.
 Donald R. Keough       Adviser to the Board of Directors of The Coca-Cola Company
                        since April 1993 and Chairman of the Board of Allen & Co.
                        Incorporated (an investment banking firm) since April
                        1993; President, Chief Operating Officer and a director of
                        The Coca-Cola Company from 1981 until his retirement in
                        April 1993; Chairman of the Board of Coca-Cola Enterprises
                        Inc. until April 1993; director of the Company since 1990;
                        director of The Washington Post Company, National Service
                        Industries, Inc. (diversified manufacturing and service
                        company), Home Depot Inc. (retailer) and McDonald's
                        Corporation; 70.
 S. Donald Wiley        Vice Chairman of the H. J. Heinz Company Foundation (a
                        charitable foundation) since October 1990; Trustee of the
                        Vira I. Heinz Endowment; Special Counsel with the law firm of Reed Smith Shaw & McClay from May 1, 1991 to January
                        31, 1993; Senior Vice President, General Counsel and
                        Secretary of H. J. Heinz Company from 1972 until his
                        retirement on September 30, 1990; director of the Company
                        from 1972 until September 30, 1990 and since his
                        reelection in 1991; Trustee of Lehman Brothers
                        Institutional Funds Group Trust (investment company); 69.

        NAME                          BUSINESS EXPERIENCE AND AGE
        ----                          ---------------------------
 Lawrence J. McCabe  Senior Vice President-General Counsel of H. J. Heinz Company
                     since June 12, 1991; director of the Company since 1991; 61.
 David R. Williams   Executive Vice President-Finance and Chief Financial Officer
                     of H. J. Heinz Company since June 12, 1996 and in charge of all Heinz affiliates and development activities in India,
                     Pakistan and southern Africa since October 12, 1994; Senior
                     Vice President-Finance and Chief Financial Officer from
                     August 1, 1992 until June 12, 1996; Vice President-Finance and Chief Financial Officer from February 1, 1992 to July 31,
                     1992; Vice President and Corporate Controller from August 1,
                     1988 until January 31, 1992; director of the Company since
                     1992; 53.
 Luigi Ribolla       Executive Vice President of H. J. Heinz Company and President
                     Heinz Europe since June 12, 1996 and in charge of all Heinz affiliates in Europe, Cairo Foods Industries SAE in Egypt and
                     Heinz development activities in Russia, Eastern Europe, the
                     Middle East and North Africa since August 1, 1992; Senior
                     Vice President from August 1, 1992 until June 12, 1996;
                     Director of Heinz Mediterranean Area from 1988 to July 31,
                     1992; director of the Company since 1992; 59.
 Nicholas F. Brady   Chairman of the Board and President of Darby Advisors, Inc.
                     (an investment firm) since February 1993, Chairman of Darby
                     Overseas Investments, Ltd. (an investment firm) since
                     February 1994, Chairman of Darby Emerging Markets Investments
                     LDC (an investment firm) since November 1994, Chairman of
                     Darby Chile Fund, LLC (an investment firm) and Darby Chile
                     Holdings, Ltd. (an investment firm) since February 7, 1996;
                     Secretary of the United States Department of Treasury from
                     September 1988 until January 1993; director of the Company since 1993 (formerly a director of the Company from June 1987 until September 1988); director of Christiana Companies, Inc.
                     (oil and gas field machinery and equipment), Amerada Hess
                     Corporation (oil/gas) and various Templeton Mutual Funds
                     (investment companies); 66.
 William R. Johnson  President and Chief Operating Officer of H.J. Heinz Company
                     since June 12, 1996; Senior Vice President in charge of Star-
                     Kist Foods, Inc. and Heinz operations in the Asia Pacific
                     area from September 8, 1993 until June 12, 1996; Chief
                     Executive Officer of Star-Kist Foods, Inc. since May 1, 1992;
                     President and Chief Executive Officer of Heinz Pet Products
                     Company from November 1, 1988 until June 12, 1996; director of the Company since 1993; director of Cincinnati Financial
                     Corporation (insurance); 47.
 William C. Springer Executive Vice President--The Americas of H. J. Heinz Company
                     since June 12, 1996 and in charge of Heinz U.S.A., Heinz
                     Canada and Heinz operations in Latin America since September
                     8, 1993 and in charge of Weight Watchers operations
                     worldwide, Ore-Ida Foods and Heinz Bakery Products since June
                     12, 1996; President of Heinz North America since June 1, 1992 and President and Chief Executive Officer of Heinz U.S.A.
                     Division since May 1, 1989; Senior Vice President from
                     September 8, 1993 until June 12, 1996; director of the
                     Company since 1993; director of Everen Securities (an
                     investment firm); 56.

       NAME                          BUSINESS EXPERIENCE AND AGE
       ----                          ---------------------------
 Edith E. Holiday Attorney; Assistant to the President of the United States and
                  Secretary of the Cabinet from June 1990 to January 1993;
                  director of the Company since 1994; director of Hercules, Inc.
                  (chemicals), Amerada Hess (oil/gas), Bessemer Trust Company N.A.
                  (banking), Bessemer Trust Company of New Jersey (banking) and
                  Beverly Enterprises, Inc. (health); 44.
 Thomas S. Foley  Partner in the law firm of Akin, Gump, Strauss, Hauer & Feld,
                  L.L.P.; Speaker of the United States House of Representatives
                  from June 1989 to January 1995; director of the Company since
                  1995; 67.

CERTAIN BUSINESS RELATIONSHIPS

Dr. O'Reilly is Chairman of the Dublin, Ireland law firm of Matheson Ormsby Prentice. Matheson Ormsby Prentice provided legal services to the Company during fiscal year 1996 and it is anticipated that it will continue to provide legal services to the Company in the future.

The H. J. Heinz Company Consolidated Retirement and Pension Plan Fund (the "Retirement Plan") has invested $878,643 with Darby Emerging Markets Fund, L.P. (the "Fund") during the past fiscal year and is committed to invest over a period of time up to an aggregate of $5 million with the Fund. The Fund is affiliated with Darby Overseas Investments, Ltd. ("DOI"), Darby Overseas Partners, L.P. ("DOP") and Darby Emerging Markets Investments LDC ("DEMI"). Mr. Nicholas Brady, a director of the Company, is the Chairman of both DOI and DEMI and a limited partner of DOP. DOP serves as investment advisor to the Fund and is also an investor in the Fund. During the Company's fiscal year ended May 1, 1996, the Retirement Plan paid advisory service fees of $50,000 to DEMI, which fees DEMI subsequently paid to DOP, as the advisor to the Fund.

2. ELECTION OF AUDITORS
(Item 2 on proxy card)

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FIRM OF COOPERS & LYBRAND AS THE AUDITORS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING APRIL 30, 1997. IT IS INTENDED THAT THE PROXIES IN THE FORM ENCLOSED WITH THIS PROXY STATEMENT WILL BE VOTED FOR SUCH FIRM UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

VOTE REQUIRED FOR ELECTION OF DIRECTOR NOMINEES AND AUDITORS

Under Pennsylvania law, the director nominees receiving the highest number of votes cast will be elected. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for the election of Coopers & Lybrand as auditors. With respect to the election of the director nominees and auditors, an abstention is counted only for purposes of determining a quorum, but is not considered a vote cast. Therefore, an abstention will not be included in the vote totals and will have no effect on the outcome of the vote.

3. PROPOSAL TO APPROVE THE 1996 STOCK OPTION PLAN
(Item 3 on proxy card)

The Board of Directors has adopted, subject to shareholder approval, the H. J. Heinz Company 1996 Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, options to purchase shares of the Company's Common Stock, par value $.25 per share (the "Common Stock") may be granted to key employees of the Company and its subsidiaries (including executive officers and officers of the Company). The total number of shares available for grants of options under the 1996 Plan is 15,000,000.

SUMMARY OF OTHER STOCK OPTION PLANS

In addition to the 1996 Plan, the Company has four other stock option plans, the 1984 Stock Option Plan, the 1987 Stock Option Plan, the 1990 Stock Option Plan and the 1994 Stock Option Plan (the "1994 Plan")--which provide for the grant of options to purchase shares of Common Stock, as well as the grant of tandem stock appreciation rights ("SARs") and tandem limited stock appreciation rights ("LSARs"), to key employees (including executive officers and officers of the Company). The 1994 Plan does not provide for the grant of SARs or restricted stock awards. All four stock option plans were approved by the shareholders and are administered by the Management Development and Compensation Committee of the Board of Directors, a committee consisting entirely of outside directors who do not participate in the stock option plans (the "Committee"). Stock options are outstanding under all such plans. No SARs have been outstanding under any of the plans since 1985. The 1996 Plan is substantially similar to the Company's other stock option plans. The Company's stock option plans, including the 1996 Plan, do not provide for repricing of outstanding options, the granting of discounted options or the granting of reload options. Neither the 1996 Plan nor the 1994 Plan provides for the granting of SARs or restricted stock awards.

No further options are available under any of the plans, except the 1994 Plan, unless outstanding options are surrendered unexercised whereupon they would be available for subsequent grant. Presently there are 1,215,985 shares available for future grants under the 1994 Plan.

SUMMARY OF 1996 PLAN

The full text of the 1996 Plan is set forth in Appendix A to this Proxy Statement. The following summary of the 1996 Plan is qualified in its entirety by reference to the text of the 1996 Plan.

The 1996 Plan permits the Company to grant to key employees of the Company and its subsidiaries incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), non-statutory stock options and LSARs. The term "option" as used in this summary without further qualification shall mean any of the foregoing. The 1996 Plan does not permit the granting of SARs, restricted stock, discounted options or reload options and does not provide for the repricing of outstanding options.

The purposes of the 1996 Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide key employees with an opportunity for investment in the Common Stock and to give them an additional incentive to increase their efforts on behalf of the Company and its subsidiaries. The Committee estimates that approximately 350 key employees (including those executive officers identified in the Summary Compensation Table on page 19) are eligible to receive options under the 1996 Plan.

The 1996 Plan is administered by the Committee, which is composed of seven directors who are not employees of the Company. Each member of the Committee must be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)") and the rules and regulations thereunder. No member of the Committee is eligible to receive options under the 1996 Plan.

Subject to the provisions of the 1996 Plan, the Committee has the authority to determine and designate the key employees to whom options are to be granted, the number of shares subject to options, the option exercise price (which may not be less than the fair market value of the Common Stock on the date of grant), the type of the option, the option period, the terms of payment of the option price, the terms and conditions of each option and the restrictions to be placed on the exercise of options. The Committee may grant more than one option to an individual. The maximum number of shares, however, which may be granted under the 1996 Plan to any individual as options may not exceed 10% of the maximum number of shares available under the 1996 Plan (subject to adjustment for stock splits, stock dividends or certain other events specified in the 1996 Plan). If shareholder approval is not obtained, all options granted under the 1996 Plan shall be void and of no effect.

Consideration for the options granted under the 1996 Plan is provided by the optionees' past, present and expected future contributions to the Company. No monetary consideration is provided by the optionees with respect to the grant of the options.

No options may be granted under the 1996 Plan subsequent to June 11, 2006. No option granted under the 1996 Plan is transferable, except in the event of an optionee's death, by will or the laws of descent and distribution. In addition, optionees may, during their lifetime, designate a beneficiary to exercise the options after the optionee's death. Also, the Committee may amend outstanding options to provide for transfer, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members.

Options may be exercised during the option period by the optionee or his or her guardian or legal representative or by such other means as the Committee may approve from time to time that are not inconsistent with or contrary to the securities laws either (a) while the optionee is an employee or (b) within three months after involuntary termination without cause of the optionee's employment as described in the 1996 Plan. In the event that an optionee's employment is terminated by reason of disability or an optionee dies while an employee, the optionee or the optionee's successor may exercise the optionee's options at any time prior to the expiration of such options whether or not such options were exercisable at the date of termination or death. If an optionee retires, the optionee may exercise any outstanding option at any time prior to expiration of the option, provided such option was exercisable on the date of retirement. The Committee may, at its discretion, waive the restrictions with respect to exercisability of options. If the employment of an optionee by the Company or any subsidiary terminates otherwise than by involuntary termination without cause, disability, retirement or death, the optionee's rights under any then outstanding option will terminate immediately unless the Committee takes action to waive such automatic termination of the option. Notwithstanding the foregoing, at the request of an optionee, the Committee in its sole discretion may extend the period during which an option may be exercised following termination for any period up to the remaining period of the option.

The Committee may include LSARs in connection with an incentive stock option or a non-statutory stock option. Holders of LSARs may exercise LSARs for cash only during one or more 60-day periods following the occurrence of certain events leading to a change in control or possible change in control of the Company. The exercise of a LSAR entitles the holder to receive cash equal to the excess of the fair market value per share of the Common Stock over the option price of each share of the Common Stock subject to the stock option. For this purpose, the definition of fair market value will vary with the timing and type of event, and may result in a fair market value higher than the closing price on the New York Stock Exchange on the exercise date.

LSARs will be exercisable at such time or times and to the extent, but only to the extent, that the stock option to which they relate is exercisable. The 1996 Plan prohibits the exercise of LSARs prior to six months following the date of grant.

Options granted under the 1996 Plan will expire no later than ten years from the date of grant. Shares not purchased under options which expire or are terminated unexercised shall again be available for purposes of the 1996 Plan. To the extent that LSARs are exercised, the stock option in connection with which such LSARs were granted shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon the exercise of such stock option shall not be the subject of the grant of any further options under the 1996 Plan.

An aggregate of 15,000,000 shares of Common Stock has been reserved for purposes of the 1996 Plan. The Common Stock to be offered under the 1996 Plan may be either authorized and unissued shares or issued shares reacquired by the Company and held as treasury shares. The 1996 Plan provides for adjustment of such aggregate number and of the number of shares at the time subject to any outstanding option in the event a stock dividend is paid or in the event the shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities.

On July 10, 1996, the Board of Directors authorized a new 15,000,000 share repurchase program. The program will, among other things, minimize the dilution that could result from the exercise of stock options under the 1996 Plan. As a result of the Company's previous repurchase programs the number of shares of Common Stock outstanding has decreased by approximately 21 million shares since May 1, 1991.

Under the 1996 Plan, the option price per share shall be determined by the Committee, but may not be less than the fair market value of the Common Stock on the date the option is granted. The last sale of the Common Stock on the New York Stock Exchange--Composite Tape on July 19, 1996 was $33 per share, but it cannot be predicted what the market value will be on the date or dates on which options may be granted in the future. The option price, in the discretion of the Committee, shall be paid by any one or a combination of the following: (a) paid in U.S. funds (including check, draft or wire transfer made payable to the order of the Company) or by the delivery of already-owned shares of Common Stock, which have been held for more than one year, equal in fair market value to the option price, (b) paid on a deferred basis upon such terms and conditions as the Committee shall provide, or (c) deemed paid in full provided the notice of the exercise is accompanied by a copy of irrevocable instructions to a broker to deliver to the Company the amount sufficient to cover the option price. Optionees who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and, if determined by the Committee, other optionees, may elect to pay no more than the required withholding taxes in connection with the exercise of a non-statutory option by delivering to the Company already-owned shares of Common Stock or having shares of Common Stock otherwise issuable to optionees under the 1996 Plan withheld by the Company.

The Board of Directors may, in accordance with the recommendation of the Committee, amend the 1996 Plan as it shall deem advisable. The Board of Directors may not, however, without further shareholder approval, (a) increase the total number of shares that may be granted under the 1996 Plan; (b) change the manner of determining the option price set forth in the 1996 Plan; (c) permit any option to be exercised more than ten years after the date it was granted or increase the maximum number of shares that may be subject to options granted under the 1996 Plan to an individual pursuant to Section 5 of the 1996 Plan ("Eligibility"); (d) amend the provisions of Section 13 of the 1996 Plan ("Interpretation, Amendments and Termination"); or (e) withdraw the administration of the 1996 Plan from a committee of directors meeting the requirements of Section 162(m).

The Committee may adopt, amend and terminate any arrangements with respect to options, consistent with the intent of the 1996 Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction to participants who are subject to such laws.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of tax counsel to the Company, based upon the present provisions of the Internal Revenue Code and regulations thereunder, the federal income tax consequences of the grant and exercise of stock options and LSARs under the 1996 Plan and the subsequent disposition of stock acquired thereby are described below. The 1996 Plan is not subject to the qualification requirements of Section 401(a) of the Internal Revenue Code.

NON-STATUTORY OPTIONS

Under present Treasury regulations holding that an option does not have a readily ascertainable fair market value unless it is freely transferable and meets certain other conditions, an optionee who is granted a non-statutory option will not realize taxable income at the time the option is granted.

(a) In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, he will realize capital gain or loss, long-term or short-term, depending upon the length of time he has held the shares since the option was exercised.

(b) The general rule will not apply, unless a specific election is filed within 30 days after exercise, if sale of the shares at a profit could subject the optionee to suit under Section 16(b) of the Exchange Act. If no election is made, the time of the taxable event and the application of the withholding requirements may be postponed for six months or until such earlier time when sale of the shares at a profit will not subject the optionee to suit under
Section 16(b), and the optionee's ordinary income and the Company's deduction will be equal to the excess of the then value of the shares over the option price.

(c) If an optionee exercises a non-statutory option by delivering shares of the Company's Common Stock as payment of the option price, no gain or loss will be recognized with respect to the shares delivered and the optionee will be subject to tax in an amount of ordinary income equal to the excess of the fair market value of the shares he is entitled to receive on the date of exercise over the option price. The optionee's basis in shares received equivalent in number to the shares surrendered will be the same as the optionee's basis in the surrendered shares and the basis in the additional shares obtained by the exercise of the option will be the amount of compensation income realized. The optionee's holding period for the shares having the transferred basis will include the holding period for the shares surrendered; the holding period for the additional shares obtained by the exercise of the option will commence on the date of exercise.

INCENTIVE OPTIONS

An optionee is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and upon whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.

(a) If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and the Company will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

(b) If the optionee meets the employment rule but fails to observe the holding rule, the portion of any gain realized upon such disqualifying disposition of the shares which does not exceed the excess of the value at date of exercise over the option price will be treated as ordinary income, the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term depending on the length of time the stock was held after the option was exercised) and the Company will be entitled to a deduction equal to the amount of ordinary income upon which the optionee is taxed.

(c) If an optionee exercises an incentive option but does not meet the employment rule, the option will be treated as a non-statutory option.

(d) Exercise of an incentive option with previously acquired shares of the Company's Common Stock (other than shares acquired under a previously exercised incentive option with respect to which the holding rule has not been met, exchange of which would be a disposition with the result described in paragraph (b) above) will not result in taxable income to the optionee. Under proposed regulations, the optionee's basis in shares received equivalent in number to the shares surrendered will be the same as the basis in the surrendered shares and the basis in the additional shares obtained by the exercise of the option will be zero. The optionee's holding period for the shares having the transferred basis will include the holding period for the shares surrendered; the holding period for the additional shares obtained by the exercise of the option will commence at the date of exercise. The proposed regulations provide that upon a disqualifying disposition of any of the shares obtained upon exercise of the option it will be conclusively presumed that the zero basis shares were disposed of before the shares with a transferred basis.

(e) For purposes of calculating an optionee's liability for the alternative minimum tax ("AMT"), the special deferral rules relating to incentive options generally do not apply. Alternative minimum taxable income for the year of exercise will include the excess of the fair market value of the shares at date of exercise (or, if less, the sales price of any such shares sold in the year of exercise) over the option price. If the incentive option shares are sold in a later year, the shares will have a basis for AMT purposes equal to the amount that was included in alternative minimum taxable income for the year of exercise.

LSARS

An optionee is not taxed upon the grant of LSARs. Upon exercise of such rights, the optionee will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received, and the Company will be entitled to a corresponding deduction.

LONG-TERM GAIN OR LOSS

Except where the special one and two-year holding rules for incentive options apply, a capital gain or loss is long-term or short-term depending on whether the stock has been held for more than one year. Long-term capital gains currently are taxed at 28%. Capital losses may offset capital gains without limitation, but may offset ordinary income up to only $3,000 ($1,500 for a married individual filing separately).

OTHER LIMITATIONS ON INCOME TAX DEDUCTION

To the extent that any payments constitute "excess parachute payments" under
Section 280G of the Internal Revenue Code, the Company would not be entitled to a deduction with respect to such amount and the recipient would be subject to a 20% excise tax.

Under Section 162(m) the Company may be limited as to federal income tax deductions to the extent that total compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers exceeds $1,000,000 in any one year. The Company can preserve the deductibility of certain compensation in excess of $1,000,000, however, provided that it complies with conditions imposed by Section 162(m), including the payment of performance-based compensation pursuant to a plan approved by stockholders. The 1996 Plan is intended to comply with Section 162(m) by qualifying compensation income realized under the Plan as performance-based compensation.

NEW PLAN BENEFITS

Set forth below are the number of shares underlying the options which have been granted under the 1996 Plan to the persons and groups identified:

                                                   NUMBER OF SHARES UNDERLYING
NAME AND POSITION                                        OPTIONS GRANTED
- -----------------                                  ---------------------------
A. J. F. O'Reilly                                             750,000
Chairman and CEO
W. R. Johnson                                                 500,000
President and COO
L. Ribolla                                                    350,000
Executive Vice President and President Heinz
Europe
W. C. Springer                                                350,000
Executive Vice President--The Americas
D. W. Sculley                                                     -0-
Senior Vice President
All current Executive Officers as a Group                   1,950,000
(including the persons named above)
All current Directors, not Executive Officers, as                 -0-
a Group
(Not Eligible)
All Employees, not Executive Officers, as a Group                 -0-

All of the above options are subject to shareholder approval of the 1996 Plan, are non-statutory stock options and have exercise prices of $31.875 per share (the fair market value of the Common Stock on the date of grant). The above options will become exercisable and vest: one-third three years from the date of grant, one-third four years from the date of grant and one-third five years from the date of grant. The executive officers named in the table above have received tandem LSARs in connection with the stock options granted under the 1996 Plan.

No options were granted under the 1996 Plan to any associate of the Company's directors or executive officers. No person has received more than five percent of the options granted under the 1996 Plan.

VOTE REQUIRED FOR APPROVAL OF THE 1996 STOCK OPTION PLAN

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for adoption of the proposal. For purposes of this proposal, abstentions and broker "non-votes" are not counted in determining the total number of votes cast and, thus, have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

4. SHAREHOLDER PROPOSAL: NON-EMPLOYEE DIRECTORS' PENSION BENEFITS
(Item 4 on proxy card)

The beneficial owner of 150 shares of Common Stock of the Company, whose name and address will be furnished by the Company to any person promptly upon the receipt of any oral or written request therefor, has given notice that the following proposal will be presented at the Annual Meeting:

  "RESOLVED, that the shareholders assembled in person and by proxy, recommend (i) that all future non-employee directors not be granted pension benefits and (ii) current non-employee directors voluntarily relinquish their pension benefits."

The shareholder has submitted the following statement in support of the proposal;

  "Aside from the usual reasons, presented in the past, regarding "double dipping", that is outside (non-employee) directors who are in almost all cases amply rewarded with their pension at their primary place of employment, and in many instances serving as outside pensioned directors with other companies, there are other more cogent reasons that render this policy as unacceptable.

  Traditionally, pensions have been granted in both the private and public sectors for long term service. The service component usually represents a significant number of hours per week. The practice of offering pensions for consultants is a rarity. Outside directors' service could logically fit the definition of consultants and pensions for this type of service is an abuse of the term.

  But more importantly, outside directors, although retained by corporate management, namely the C.E.O., are in reality representatives of shareholders. Their purpose is to serve as an impartial group to which management is accountable. Although outside directors are certainly entitled to compensation for their time and expertise, pensions have the pernicious effect of compromising their impartiality. In essence, pensions are management's grants to outside directors to insure their unquestioning loyalty and acquiescence to whatever policy management initiates, and at times, serving their own self interests. Thus, pensions become another device to enhance and entrench management's controls over corporate policies while being accountable only to themselves. I am a founding member of the Investors Rights Association of America and I feel this practice perpetuates a culture of corporate management "cronyism" that can easily be at odds with shareholder and company interest.

  A final note in rebuttal to management's contention that many companies offer their outside directors pensions, so they can attract and retain persons of the highest quality. Since there are also companies that do not offer their outside directors pensions, can management demonstrate that those companies that offer pensions have a better performance record than their non-pensioned peers? In addition, do we have any evidence of a significant improvement in corporate profitability with the advent of pensions for outside directors?

  I urge your support, vote for this resolution."

THE BOARD OF DIRECTORS DOES NOT AGREE WITH THE ABOVE PROPOSAL AND RECOMMENDS A VOTE "AGAINST" THE PROPOSAL.

The Company and its shareholders are served best by having talented, experienced and committed individuals serving as directors. To attract outside directors and retain such individuals, the Company provides a compensation package that is comparable with compensation packages provided by other major U.S. companies. In order to assure fairness for both our outside directors and our shareholders, the Company regularly retains compensation consultants who are knowledgeable and specialists in the field of director compensation. As a result of the advice of such consultants, the Company's compensation program, as currently in place, has been effective and has provided a competitive mix of benefits, which includes a retirement benefit that has been in effect since July 1, 1982. (See Director Compensation at page 5 of this Proxy Statement for information regarding the compensation paid to non-employee directors.)

A 1995 survey of 100 of the nation's leading multi-billion dollar corporations by a nationally known executive consulting firm found that 80% of the companies surveyed have retirement plans for their outside directors.

The shareholder who submitted this proposal has failed to present any facts or substantiation for his conclusions. In particular, management strongly disagrees with the statement in the proposal that such a retirement benefit "has the pernicious effect of compromising their [directors'] impartiality." Each director of H. J. Heinz Company has and can be expected to exercise his or her best business judgment without considering in any way the form of the compensation that he or she might receive from the Company. Management believes that paying part of a director's compensation at retirement has been helpful in attracting and retaining persons of outstanding accomplishment and ability and that the continuance of such a practice at this time is in the best interest of the Company and its shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSL. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

VOTE REQUIRED FOR SHAREHOLDER PROPOSAL

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for approval of this proposal. For purposes of this proposal, abstentions and broker "non-votes" are not counted in determining the number of votes cast and, thus, have no effect on the outcome of the vote.

5. SHAREHOLDER PROPOSAL: FORM OF NON-EMPLOYEE DIRECTORS' COMPENSATION (Item 5 on proxy card)

The beneficial owner of 187 shares of Common Stock of the Company, whose name and address will be furnished by the Company to any person promptly upon the receipt of any oral or written request therefor, has given notice that the following proposal will be presented at the Annual Meeting:

  "RESOLVED that the shareholders recommend that the board of directors take the necessary steps to ensure that from here forward all non-employee directors should receive a minimum of fifty percent of their total compensation in the form of company stock which cannot be sold for three years."

The shareholder has submitted the following statement in support of the proposal:

  "A significant equity ownership by outside directors is probably the best motivator for facilitating identification with shareholders.

  Traditionally, outside directors, sometimes selected by management, were routinely compensated with a fixed fee, regardless of corporate performance. In today's competitive global economy, outside directors must exercise a critical oversight of management's performance in furthering corporate profitability. All too often, outside director's oversight has been marked by complacency, cronyism, and inertia.

  Corporate America has too many examples of management squandering company assets on an extended series of strategic errors. Meanwhile, boards of directors stood by and passively allowed the ineptitude to continue, well after disaster struck. They fiddled while Rome was burning.

  When compensation is in company stock, there is a greater likelihood that outside directors will be more vigilent in protecting their own, as well as corporate, and shareholder interests.

  What is being recommended in this proposal is neither novel or untried. A number of corporations have already established versions of such practices, namely, Scott Paper, The Travelers, Hartford Steam Boiler, and Alexander & Alexander.

  Harvard Business School did a series of studies comparing highly successful to poorly performing companies. They found that outside directors in the better performing companies had significantly larger holdings of company stock than outside directors in the more mediocre and poorly performing companies.

  It can be argued that awarding stock options to outside directors accomplishes the same purpose of insuring director's allegiance to a company's profitability as paying them exclusively in stock. However, it is our contention that stock options are rewarding on the upside but offer no penalties on the downside. There are few strategies that are more likely to cement outside directors with shareholder interests and company profitability than one which results in their sharing the same bottom line.

  I urge your support, vote for this resolution."

THE BOARD OF DIRECTORS DOES NOT AGREE WITH THE ABOVE PROPOSAL AND RECOMMENDS A VOTE "AGAINST" THE PROPOSAL.

Management believes that the shareholder proposal is unduly restrictive and, in the case of H. J. Heinz Company, unnecessary as each director already has an equity ownership in the Company. The share ownership of each director is set forth in the Security Ownership of Management Table on page 3 of this Proxy Statement. Collectively, the directors have a beneficial ownership of approximately 6.73% of the outstanding shares of the Common Stock of the Company which clearly aligns their interest with all of the other shareholders of the Company.

Further, the shareholders of the Company, at the September 12, 1995 Annual Meeting approved the Company's Stock Compensation Plan For Non-Employee Directors (the "Plan"). Under the Plan, each non-employee director receives a grant of 300 shares of Common Stock each year, following their election to the Board of Directors. The value of the stock compensation paid to the non-employee directors during the 1996 fiscal year, as compared with their total compensation (i.e., stock and cash), ranges from a low of 18% to a high of 31% and averages 27% for the group. There is no reason to believe that payment of 50% in stock is necessarily better than 27%, particularly when our non-employee directors, in the aggregate, already have a significant beneficial stock ownership.

In summary, we believe that the directors, as evidenced by both their current stock ownership in the Company and by the additional shares that each non-employee director will receive each year, already have ample interest in enhancing both the profitability of the Company and shareholder value.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

VOTES REQUIRED FOR SHAREHOLDER PROPOSAL

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for approval of this proposal. For purposes of this proposal, abstentions and broker "non-votes" are not counted in determining the number of votes cast and, thus, have no effect on the outcome of the vote.

6. OTHER BUSINESS

The Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

EXECUTIVE COMPENSATION

The following tables and accompanying text discuss the compensation paid to the Company's Chairman and Chief Executive Officer and the Company's four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                               --------------------------------  ------------------------------------
                                                                  AWARDS (3)    PAYOUTS
                                                                 ------------- ---------
                                                                                 LONG
                                                      OTHER       SECURITIES     TERM
        NAME AND                                      ANNUAL      UNDERLYING   INCENTIVE  ALL OTHER
       PRINCIPAL                SALARY    BONUS    COMPENSATION     OPTIONS     PAYOUTS  COMPENSATION
        POSITION          YEAR   ($)       ($)        ($)(1)     (NO. AWARDED)  ($)(4)      ($)(5)
- ------------------------  ---- -------- ---------- ------------  ------------- --------- ------------
A. J. F. O'Reilly         1996 $741,511 $1,823,689   $170,988(2)         -0-   $     -0-   $364,355
Chairman and CEO          1995  645,891  1,129,370    199,179            -0-     250,000    214,365
                          1994  524,290    228,096    142,418      1,125,000     823,740    186,357
W. R. Johnson             1996  368,684    829,225      --               -0-         -0-     86,459
President and COO         1995  322,791    466,502      --               -0-     180,000     52,698
                          1994  291,955     66,240      --           675,000     412,689     35,612
L. Ribolla                1996  368,684    829,225      --               -0-         -0-        -0-
Executive Vice President  1995  329,408    466,502      --           150,000     100,000        -0-
and President-Heinz       1994  325,976     99,360      --           300,000     396,346        -0-
Europe
W. C. Springer            1996  368,684    829,225      --               -0-         -0-    111,112
Executive Vice President  1995  322,791    466,502      --               -0-     135,000     59,267
- --The Americas            1994  301,772     90,480      --           675,000     289,963     43,401
D. W. Sculley             1996  356,096    829,225     54,564(2)         -0-         -0-    103,618
Senior Vice President     1995  308,132    466,502      --               -0-     100,000     45,960
                          1994  252,817     49,680      --           300,000     319,185     74,613

- ---------

(1) Pursuant to the Securities and Exchange Commission's rules, perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10 percent of the named executive officer's salary and bonus are not required to be disclosed.

(2) Includes $140,315 and $29,251 for personal financial counseling for Dr. O'Reilly and Mr. Sculley, respectively.

(3) No awards of restricted stock were made to the Chief Executive Officer or any of the executive officers during the period covered by the Summary Compensation Table. The number of shares underlying the stock option awards has been adjusted to reflect the three-for-two stock split, effective October 3, 1995.

(4) The Company's Long-Term Incentive Plan was terminated by the Board of Directors in fiscal year 1995.

(5) Includes for Dr. O'Reilly and Messrs. Johnson, Ribolla, Springer and Sculley, respectively, the following: (i) amounts contributed by the Company under the Employees Retirement and Savings Plan, $229,006, $80,076, $0, $105,131 and $79,288; (ii) amounts attributable to "split dollar" life insurance provided by the Company, $67,348, $1,953, $0, $3,820 and $2,178; and (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $68,001, $4,430, $0, $2,161 and $22,152.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows information with respect to grants of options to the Chief Executive Officer and the other named executive officers in the 1996 fiscal year.

                                                               GRANT
                                                               DATE
                     INDIVIDUAL GRANTS                         VALUE
- ------------------------------------------------------------- -------
                              PERCENT OF
                   NUMBER OF    TOTAL
                     SHARES    OPTIONS                         GRANT
                   UNDERLYING GRANTED TO                       DATE
                    OPTIONS   EMPLOYEES  EXERCISE             PRESENT
                    GRANTED   IN FISCAL    PRICE   EXPIRATION  VALUE
      NAME            (#)        YEAR    ($/SHARE)    DATE    ($)(1)
- -----------------  ---------- ---------- --------- ---------- -------
A. J. F. O'Reilly     -0-        N/A        N/A       N/A       N/A
W. R. Johnson         -0-        N/A        N/A       N/A       N/A
L. Ribolla            -0-        N/A        N/A       N/A       N/A
W. C. Springer        -0-        N/A        N/A       N/A       N/A
D. W. Sculley         -0-        N/A        N/A       N/A       N/A

AGGREGATED OPTION/SAR EXERCISES IN 1996 FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE

The following table shows information with respect to the exercises of stock options during 1996 by the Chief Executive Officer and each of the other named executive officers and the value of unexercised options at fiscal year-end. The number of shares set forth in the following table and footnotes has been adjusted to reflect the three-for-two split of the Company's Common Stock effective October 3, 1995.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                       OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                                                    AT FISCAL YEAR-END     AT FISCAL YEAR-END ($)(2)
                                                 ------------------------- -------------------------
                   ACQUIRED ON       VALUE
      NAME         EXERCISE (#) REALIZED ($)(1)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- -----------------  ------------ ---------------  ----------- ------------- ----------- -------------
A. J. F. O'Reilly   6,000,000     $61,500,000(3)        -0-    1,125,000   $       -0-  $13,125,038
W. R. Johnson          15,000         215,001       382,500      862,500     4,540,003    9,343,766
L. Ribolla             60,000         835,002       270,000      450,000     3,740,004    4,887,510
W. C. Springer         15,000         215,001       539,373      900,000     7,474,304    9,637,515
D. W. Sculley         215,790       3,457,127     1,363,500      300,000    18,956,025    3,500,010

(1) The "Value Realized" is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No SARs were exercised during the last fiscal year.

(2) The "Value of Unexercised In-The-Money Options at Fiscal Year-End" is equal to $33.75, the fair market value of the shares underlying the options at May 1, 1996, less the exercise price, times the number of options.

(3) These options exercised by Dr. O'Reilly were granted on March 14, 1990 at an exercise price of $19.92 per share (adjusted to reflect the three-for-two stock split referred to above). The exercise price of the options was paid by Dr. O'Reilly through the delivery of 3,961,326 shares previously owned by Dr. O'Reilly. As a result of the exercise of the options (and after the sale of 960,000 shares obtained upon the exercise of options, part of the proceeds of which were used to pay for taxes related to the exercise), Dr. O'Reilly's actual ownership of the Company's common stock increased by 1,078,674 shares.

RETIREMENT BENEFITS

All full-time salaried employees of the Company and certain of its domestic divisions and subsidiaries who were hired before January 1, 1993 are provided retirement benefits under the Employees Retirement System of the H.J. Heinz Company (the "Retirement System") based on credited service to the Company as of December 31, 1992 and the five-year average earnable compensation of the employee as of December 31, 1992. In April 1992, the Board of Directors of the Company amended the Retirement System to provide that no benefits would accrue under this plan on or after January 1, 1993. For purposes of the Retirement System, compensation included salary and bonuses paid under the Company's former Management Incentive Plan ("MIP"), but does not include deferred MIP payments and deferred payments under the Company's former Long-Term Incentive Plan ("LTIP"). The Retirement System has been noncontributory since 1968.

The Board of Directors, effective May 1, 1989, adopted a Supplemental Executive Retirement Plan (the "SERP") which provides additional retirement benefits for eligible executives, including Dr. O'Reilly and the executive officers named in the Summary Compensation Table, who retire under the terms of the Retirement System. The SERP was adopted in order to compensate eligible executives for reductions in the benefits calculated under the Retirement System due to legislative and regulatory limitations imposed on qualified plans. Subject to reduction as described below, the benefit payable under the SERP is a lump sum equal to a multiple of the employee's final average earnable compensation during any five of the last ten years prior to the employee's retirement. The multiple used to calculate benefits under the SERP is based on the participant's years of credited service up to 35 years. Salary, bonus payments (including deferred payments) and one-half of LTIP awards are included in the earnings base of participants. The benefit payable under the SERP is reduced by (i) the lump sum benefit payable under the Retirement System (whether or not the participant elects a lump sum form of payment) and (ii) the value of the participant's age-related Company contribution account under the Company's Employees Retirement and Savings Plan and the Employees Retirement and Savings Excess Plan. All benefit payments under the SERP after such reduction will be made by the Company outside the qualified retirement plans.

Compensation for the fiscal year ended May 1, 1996, included in the earnings base under the SERP for each of the executive officers named in the Summary Compensation Table is as follows: A.J.F. O'Reilly $2,565,200, W. R. Johnson $1,197,909, L. Ribolla $1,197,909, W. C. Springer $1,197,909 and D. W. Sculley
$1,185,321. The following table shows the annual pension equivalent of the estimated maximum retirement benefits payable to the above named executive officers under the Company's qualified retirement plans and the SERP upon normal retirement with the indicated number of credited years of service and amount of eligible compensation. The amounts in the table are not subject to reduction for Social Security.

                                       YEARS OF SERVICE
                     ----------------------------------------------------
 AVERAGE EARNINGS
   HIGH FIVE OF
  LAST TEN YEARS
PRIOR TO RETIREMENT     15        20         25         30         35
- -------------------  -------- ---------- ---------- ---------- ----------
    $1,000,000       $288,434 $  336,506 $  384,578 $  432,651 $  480,723
     1,100,000        317,277    370,157    423,036    475,916    528,795
     1,200,000        346,121    403,807    461,494    519,181    576,868
     1,300,000        374,964    437,458    499,952    562,446    624,940
     2,500,000        721,085    841,265    961,446  1,081,627  1,201,808
     2,600,000        749,928    874,916    999,904  1,124,892  1,249,880
     2,700,000        778,771    908,566  1,038,362  1,168,157  1,297,952
     2,800,000        807,615    942,217  1,076,820  1,211,422  1,346,024
     2,900,000        836,458    975,868  1,115,277  1,254,687  1,394,097
     3,000,000        865,301  1,009,518  1,153,735  1,297,952  1,442,169
     3,100,000        894,145  1,043,169  1,192,193  1,341,217  1,490,241

As of May 1, 1996, the credited years of service under the Retirement System and the SERP for Dr. O'Reilly and Messrs. Johnson, Ribolla, Springer and Sculley were, as rounded to the nearest full year, 27, 14, 29, 22, and 22, respectively. An employee is credited with years of service under the Retirement System for years worked beyond the normal retirement date and prior to January 1, 1993.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Management Development and Compensation Committee (the "Committee"), which is made up of seven non-employee directors, oversees the administration of total compensation for senior Company executives. The Company's executive compensation programs are designed to provide payment for performance of assigned accountabilities and reward for the achievement of pre-determined goals which contribute to corporate earnings, with the objective of enhancing shareholder value. Performance goals for the executive officers are established by the Committee.

COMPONENTS OF COMPENSATION

The Company's executive compensation program has three components: base salary, annual incentive award and stock options.

The Committee periodically compares total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies (the "Peer Group"). The Peer Group is comprised of 21 leading international consumer products companies which are on average similar to the Company in terms of sales, assets, and total stock market capitalization. The chosen "Peer Group" includes 10 of the 13 companies which comprise the Standard & Poor's Foods Group Index in the Performance Graphs on pages 24 and 25. The Committee believes that the Peer Group represents the Company's most direct competitors for executive talent. It is the same group of companies with which the Company previously compared its executive compensation.

As needed, the Committee calls upon Hewitt Associates, an independent compensation consultant, for consultation and survey information related to executive compensation.

BASE SALARY

The Company's policy is to provide a base salary at a median level when compared with base salaries of the Peer Group. In many cases, base salaries of the Company's executive officers have been below the median for base salaries of executive officers of the Peer Group. On April 1, 1996, after consideration of performance during the past year Dr. O'Reilly's annual salary rate was increased to $775,356 per year, a 5% increase. After the increase, Dr. O'Reilly's salary ranks at the 10th percentile when compared with salaries paid to chief executive officers of the Peer Group. Similar salary action was taken for other executive officers. The average rate of increase for those officers was 5%. The Committee intends to continue to move base salaries over time to be closer to or at the competitive median.

ANNUAL INCENTIVE

Annual incentives were paid to the executive officers, senior management and large groups of salaried employees around the world under the Incentive Compensation Plan approved by shareholders in September 1994. That plan focuses the Company's management on clear performance measures which can be closely identified with the creation of shareholder value. The performance measures used in Fiscal Year 1996 included earnings per share for the corporation and operating income for the business units.

Annual incentive awards under the Incentive Compensation Plan are intended to reward key executives for achieving targeted levels of performance by providing annual awards at target performance which, when added to base salary, produce total cash compensation near the

75th percentile of total cash compensation of the Peer Group. When performance results exceed targeted levels of performance, the Incentive Compensation Plan is intended to provide awards which, when added to base salary, produce total cash compensation above the 75th percentile of the Peer Group and, in the case of outstanding performance, near the 90th percentile of the Peer Group.

Awards to all executive officers, including Dr. O'Reilly, were based on the Company exceeding the earnings per share target approved by the Committee at the beginning of the fiscal year. The total of Dr. O'Reilly's base salary payments in Fiscal Year 1996 plus the Fiscal Year 1996 incentive ($1,823,689) is at the 85th percentile of chief executives of the Peer Group.

STOCK OPTIONS

The Committee reaffirms its belief that stock options should continue to be a major part of the Company's executive compensation program. Stock options emphasize the objective of increasing shareholder value and encouraging share ownership for management in accordance with established guidelines. No grant was made to Dr. O'Reilly during Fiscal Year 1996. There is no established grant cycle for executive officers; rather grants are made on an intermittent basis reflecting a discretionary assessment of future contributions to the longer term growth of the Company and the need to provide a competitive retention incentive. Accordingly, the Committee granted options in June 1996 to certain senior executives, including Dr. O'Reilly, in conjunction with a reorganization of the senior management of the corporation in which William R. Johnson was elected President and Chief Operating Officer. See Proposal to Approve the 1996 Stock Option Plan--New Plan Benefits at page 15 of this Proxy Statement.

As a standard practice, the Committee restricts stock option exercise to the period beginning three years from the date of grant with one-third vesting at the end of the third year, one-third at the end of the fourth year and one-third at the end of the fifth year following the grant. The restriction is designed to retain senior management and reinforce the long-term objectives of the Company.

TAX DEDUCTIBILITY OF EXECUTIVE OFFICER COMPENSATION

Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally limits the corporate tax deduction for compensation paid to the executive officers named in the Summary Compensation Table on page 19 of this Proxy Statement to $1,000,000, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision and intends to take such action as may be required to preserve the Company's tax deduction to the extent consistent with the Company's compensation policies. In particular, the Committee sought and obtained shareholder approval of the Incentive Compensation Plan and the 1994 Stock Option Plan and is seeking shareholder approval of the 1996 Stock Option Plan, as required to qualify compensation paid under these plans for deductibility under Section 162(m). Accordingly, all payments made to the covered executive officers qualify for the corporate tax deduction.

The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

HERMAN J. SCHMIDT, Chairman             SAMUEL C. JOHNSON
WILLIAM P. SNYDER III                   DONALD R. KEOUGH
ELEANOR B. SHELDON                      THOMAS S. FOLEY
RICHARD M. CYERT

PERFORMANCE GRAPH--FIVE FISCAL YEARS (1991-1996)

The following graph compares the cumulative total shareholder return on the Company's Common Stock over the five preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's Foods Group Index and the return on the Standard & Poor's 500 Stock Index, assuming an investment of $100 in each of the above at their closing prices on May 1, 1991 and reinvestment of dividends.




                             [GRAPH APPEARS HERE]


            1991      1992     1993      1994      1995      1996

HEINZ       $100       $98     $100       $96      $126      $155

S&P 500     $100      $112     $122      $130      $153      $197

S&P FOODS   $100      $105     $111      $109      $138      $161


PERFORMANCE GRAPH--16 FISCAL YEARS (1980-1996)

The following graph compares the cumulative shareholder return on the Company's Common Stock over the 16 preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's Foods Group Index and the return on the Standard & Poor's 500 Stock Index, assuming an investment of $100 in each of the above at their closing prices on April 30, 1980 and reinvestment of dividends. Dr. O'Reilly has served as Chief Executive Officer of the Company since July 1, 1979.


                             [GRAPH APPEARS HERE]



           1980 1981 1982 1983 1984 1985 1986 1987 1988  1989   1990   1991   1992   1993   1994   1995   1996
HEINZ      $100 $150 $190 $262 $316 $439 $792 $828 $831 $1,033 $1,320 $1,625 $1,586 $1,602 $1,518 $1,985 $2,422
S&P 500    $100 $132 $123 $177 $184 $210 $286 $354 $337   $403   $449   $523   $579   $628   $660   $774   $988
S&P FOODS  $100 $133 $154 $210 $243 $318 $567 $701 $717 $1,011 $1,142 $1,527 $1,598 $1,669 $1,634 $2,056 $2,381

ADDITIONAL INFORMATION
TRANSACTIONS WITH CERTAIN BENEFICIAL OWNERS

From time to time the Company and certain of its subsidiaries transact business with Mellon Bank, N.A. ("Mellon Bank"), a direct subsidiary of Mellon Bank Corporation. Mellon Bank's holdings of the Company's Common Stock are shown under the heading "Security Ownership of Certain Beneficial Owners" on page 2 of this Proxy Statement. During the period from May 4, 1995 through June 30, 1996, the Company paid approximately $143,000 in commitment fees to Mellon Bank under unsecured lines of credit.

In August 1996, the Company filed a registration statement in order to assist the Howard Heinz Endowment, the Vira I. Heinz Endowment, the Heinz Family Foundation and certain Heinz family trusts (the "Selling Shareholders") in diversifying their investment portfolios by means of an underwritten secondary offering. The secondary offering was completed in September 1996 and resulted in the sale by the Selling Shareholders of 21,777,150 shares of the Company's Common Stock (adjusted for the three-for-two stock split). Mrs. Teresa F. Heinz and two officers of Mellon Bank are Chairperson and Chief Executive Officer and directors, respectively, of the Howard Heinz Endowment. Mrs. Heinz is Chairperson and Chief Executive Officer of the Heinz Family Foundation and the Vira I. Heinz Endowment. An officer of Mellon Bank is a director of the Vira I. Heinz Endowment. Mrs. Heinz and Mellon Bank are trustees of the Heinz family trusts included as Selling Shareholders.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require the Company's Directors and Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 1, 1996, all the Company's Officers, Directors and greater-than-ten-percent beneficial owners made all required filings on a timely basis, except for George C. Greer, Vice President of the Company, and Paul F. Renne, Vice President of the Company, each of whom inadvertently filed a report late during the past fiscal year.

SHAREHOLDER PROPOSALS

Proposals of shareholders to be presented at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company by April 5, 1997 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 1997 Annual Meeting will be scheduled for Tuesday, September 9, 1997.

PROXY

The enclosed proxy includes all shares held in your name as of July 19, 1996, according to the Company's stockholder records, including the number of full shares, if any, that were purchased for you through Mellon Bank pursuant to the Company's Automatic Dividend Reinvestment Service for Shareholders.

ANNUAL REPORT

The Annual Report to Shareholders covering the Company's fiscal year ended May 1, 1996 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Benjamin E. Thomas, Jr.
Secretary

Dated: August 2, 1996

                                                                      APPENDIX A

                         [LOGO OF H. J. HEINZ COMPANY]

                   H. J. Heinz Company 1996 Stock Option Plan


1. Definitions

The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:

 (a) "Board of Directors" shall mean not less than a quorum of the whole Board of Directors of the Company.

 (b) "Change in Control" shall mean the events described in Section 8(C)(1) hereof.

 (c) "Committee" shall mean the Management Development and Compensation Committee of the Board of Directors described in Section 4 hereof.

 (d) "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.25 per share, except as this definition may be modified as provided in Section 11 hereof.

 (e) "Company" shall mean H. J. Heinz Company, a Pennsylvania corporation.

 (f) "Employee" or "Employees" shall mean key persons (including directors and officers) employed by the Company, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

 (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

 (h) "Fair Market Value" shall, except as provided in Section 8 hereof, mean the closing sale price of the Common Stock on the New York Stock Exchange-- Composite Tape on the date a Stock Option is granted or Limited Stock Appreciation Rights are exercised (or, for purposes of determining the value of shares of Common Stock used in payment of the Option Price as provided in
 Section 9(C)(4), the date of exercise) or, if there are no sales on such dates, on the next following day on which there are sales.

 (i) "Incentive Option" shall mean a Stock Option which is an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

 (j) "Limited Stock Appreciation Rights" shall mean the right to receive cash with respect to shares of Common Stock subject to a Stock Option in lieu of exercising such Stock Option as described in Section 8 hereof.

 (k) "Non-Statutory Option" shall mean a Stock Option which does not qualify as an Incentive Option as defined above.

 (l) "Option" shall mean a Stock Option or Limited Stock Appreciation Right granted by the Company pursuant to the Plan.

 (m) "Optionee" shall mean a person who accepts an Option granted under the Plan.

 (n) "Option Price" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.

 (o) "Option Period" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date the Option is granted.

 (p) "Plan" shall mean the H. J. Heinz Company 1996 Stock Option Plan.

 (q) "Stock Option" shall mean an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock.

 (r) "Stock Option Agreement" shall mean the written agreement between the Company and Optionee confirming the Option and setting forth the terms and conditions upon which it may be exercised.

 (s) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

 (t) "Successor" shall have the meaning set forth in Section 9(D)(4) hereof.

2. Purposes

The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide key Employees with an opportunity for investment in the Company's Common Stock and to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries.

3. Effective Date and Termination

The effective date of the Plan* is June 12, 1996. No Stock Options or Limited Stock Appreciation Rights may be granted under the Plan after June 11, 2006.

4. Administration

The Plan shall be administered by a Management Development and Compensation Committee of not less than three directors of the Company ("Committee") appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). No person shall be eligible for the grant of an Option under this Plan while serving as a member of such Committee. Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors. No member of the Committee, while serving as such, shall be eligible to receive any Option hereunder, although membership on the Committee shall not affect or impair any such member's rights under any Option granted to him at a time when he was not a member of the Committee.
- --------
*Subject to shareholder approval.

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

5. Eligibility

Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those key Employees of the Company or its Subsidiaries to whom Options are to be granted and the number of shares of Common Stock covered by such grants. In determining the eligibility of an Employee to receive an Option, as well as in determining the number of shares covered by such Option, the Committee shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of his services and accomplishments, his present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

No Option may be granted to an individual who, immediately after such grant, "owns" (as defined in Sections 422 and 424 of the Internal Revenue Code of 1986, as amended) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the corporation then employing such individual or of a parent or subsidiary corporation of such employer corporation.

More than one Option may be granted to an individual. The maximum number of shares, however, which may be granted under this Plan to any individual as Options shall not exceed 10% of the maximum number of shares available under the Plan, subject to adjustment in accordance with Section 11 hereof.

The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Options granted after 1986 are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under
Section 422 of the Internal Revenue Code of 1986, as amended.

6. Number of Shares Available

Subject to adjustment as provided in Section 11 hereof, the aggregate number of shares of Common Stock that may be granted as Options is 15,000,000. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury shares. The Board of Directors has reserved for the purposes of the Plan a total of 15,000,000 of the authorized but unissued shares of Common Stock, subject to adjustment in accordance with Section 11 hereof. If any shares as to which an Option granted under the Plan shall remain unexercised at the expiration thereof or shall be terminated unexercised, such shares may be available for further grants under the Plan. To the extent that a Limited Stock Appreciation Right granted in conjunction with a Stock Option is exercised, such Stock Option shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon the exercise of such Stock Option shall not be subject to the grant of any further Options.

7. Types of Stock Options

The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Stock Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute both Incentive Options and Non-Statutory Options. Non-Statutory Options shall be identified as such in the Stock Option Agreement. The Committee may include Limited Stock Appreciation Rights (as provided by Section 8 hereof) in connection with a Stock Option, either at the time of grant or, in the case of a Non-Statutory Option, at a later date.

8. Limited Stock Appreciation Rights and Acceleration of the Exercise Date of Stock Options following Change in Control

(A) Limited Stock Appreciation Rights may be granted in connection with all or part of a Stock Option granted under this Plan, either at the time of grant of such Stock Option or, in the case of a Non-Statutory Option, at any time thereafter during the term of the Stock Option.

(B) Limited Stock Appreciation Rights shall entitle the holder of a Stock Option in connection with which such Limited Stock Appreciation Rights are granted, upon exercise of the Limited Stock Appreciation Rights, to surrender the Stock Option, or any applicable portion thereof, to the extent unexercised, and to receive an amount of cash determined pursuant to subparagraph (3) of paragraph (C) of this Section 8. Such Stock Option, shall, to the extent so surrendered, thereupon cease to be exercisable.

(C) Limited Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee.

 (1) Limited Stock Appreciation Rights shall be exercisable, subject to subparagraph (2) of this paragraph (C), for a period of 60 days beginning on the date of occurrence of any of the events set forth in clauses (a), (b) and
 (c) of this subparagraph (1) (the occurrence of any such event shall for purposes of this Plan be considered to be a "Change in Control");

  (a) the date the Company acquires knowledge of the filing under the Exchange Act of a statement on Schedule 13D, or any amendment thereto, relating to a transaction or series of transactions in which any person or group deemed a person under Section 13(d)(3) of the Exchange Act shall have become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 20% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of Directors were an election held on such date; provided, that any shares held by a person or group who filed or who would have been obligated to file a Schedule 13D or 13G with respect to beneficial ownership of securities of the Company prior to January 1, 1996, any affiliate or associate as of January 1, 1996 of any such person, any beneficiary of any trust or estate included in any such person or group, any member of the family of any such person, any trust or estate (including the trustees or executors thereof) established by or for the benefit of any such person, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such person (in each case, an "Existing Shareholder"), and any shares held by any employee stock ownership plan sponsored by the Company, shall be excluded from the shares held by any person or group for purposes of determining whether the foregoing 20% threshold for securities ownership has been reached by such person or group; and provided further that, notwithstanding the foregoing, the securities beneficially owned by any Existing Shareholder shall not be so excluded from the securities beneficially owned by any person or group if (x) such person or group includes any person who is not an Existing Shareholder and (y) such person or group has beneficial ownership of securities of the Company having 20% or more of all votes in the election of directors (without consideration of the rights of any class of stock to elect Directors by a separate class vote);

  (b) the date on which there is a failure of individuals who were members of the Board of Directors as of June 12, 1996 to constitute at least a majority of the Board of Directors, unless the election (or the nomination for election by the shareholders) of each new director was approved by a vote of at least two-thirds of the total of such individuals then still in office and such other directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or

  (c) the date of approval by the shareholders of the Company of an agreement (a "reorganization agreement") providing for (i) the merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or pursuant to which its Common Stock is converted, other than a merger where the shareholders of the Company immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Company immediately prior to the merger or consolidation constitute, immediately after the merger or consolidation, a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (ii) the sale or other disposition or liquidation of all or substantially all of the assets of the Company; provided, however that notwithstanding anything to the contrary in this Plan, no transaction or series of transactions shall constitute a "Change in Control" as to the holder of any Stock Option if such transaction or series of transactions required such holder to be identified in any United States securities law filing as a person or a member of any group acquiring, holding or disposing of beneficial ownership of the Company's securities and effecting a "Change in Control" as defined herein.

 (2) Limited Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Limited Stock Appreciation Rights shall have completed at least six months of continuous service with the Company or a Subsidiary, or both, immediately following the date upon which the Limited Stock Appreciation Rights shall have been granted and shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable.

 (3) Upon exercise of Limited Stock Appreciation Rights, the holder thereof shall be entitled to receive an amount of cash in respect of each share of Common Stock subject to the related Stock Option equal to the excess of the fair market value of such share over the Option Price of such related Stock Option, and for this purpose fair market value shall mean the highest last sale price of the Common Stock on the New York Stock Exchange during the period beginning on the 90th day prior to the date on which the Limited Stock Appreciation Rights are exercised and ending on such date, except that (a) in the event of the acquisition by any person or group of beneficial ownership of securities of the Company entitling the person or group to 20% or more of all votes to which all shareholders of the Company would be entitled in the election of Directors (without consideration of the rights of any class of stock to elect Directors by a separate class vote), fair market value shall mean the greater of such last sale price or the highest price per share paid for Common Stock shown on the Statement on Schedule 13D, or any amendment thereto, filed by the person or group becoming a 20% beneficial owner and (b) in the event of approval by shareholders of the Company of a reorganization agreement, fair market value shall mean the greater of such last sale price or the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the Limited Stock Appreciation Rights. Any securities or property which are part or all of the consideration paid for Common Stock in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of
 (a) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Company issuing securities or property in the merger or consolidation or to whom the

 Company is selling or otherwise disposing of all or substantially all the assets of the Company and (b) the valuation placed on such securities or property by the Committee.

(D) All Options shall become exercisable upon the occurrence of any of the events specified in subparagraph (1) of paragraph (C) of this Section 8 whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto.

(E) To the extent that Limited Stock Appreciation Rights shall be exercised, the Stock Option in connection with which such Limited Stock Appreciation Rights shall have been granted shall be deemed to have been exercised. To the extent that the Stock Option in connection with which Limited Stock Appreciation Rights shall have been granted shall be exercised, the Limited Stock Appreciation Rights granted in connection with such Option shall be cancelled.

9. Terms of Options

The grant of each Option shall be confirmed by a Stock Option Agreement (in the form prescribed by the Committee) which shall be executed at Pittsburgh, Pennsylvania, by the Company and the Optionee as promptly as practicable after such grant. The Stock Option Agreement shall expressly state or incorporate by reference the provisions of this Plan.

 (A) OPTION PRICE

 Subject to adjustment as provided in Section 11 hereof, the Committee at the time a Stock Option is granted shall determine the Option Price which shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date of grant.

 (B) OPTION PERIODS

 The term of each Option granted under this Plan shall be for such period as the Committee shall determine, but not more than ten years from the date of grant thereof, subject to earlier termination as hereinafter provided in paragraph (D) of this Section 9.

 (C) EXERCISE OF OPTIONS

 Each Option granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Option Period, for such number of shares as shall be prescribed by the provisions of the Stock Option Agreement evidencing such Option, provided that:

  (1) An Option may be exercised (a) during the continuance of the Optionee's employment by the Company or a Subsidiary in accordance with the provisions of paragraph (E) of this Section 9, or (b) after termination of the Optionee's employment by the Company or a Subsidiary in accordance with the provisions of paragraph (D) of this Section 9.

  (2) Limited Stock Appreciation Rights may not be exercised prior to six months immediately following the date upon which such Limited Stock Appreciation Rights are granted.

  (3) An Option may be exercised by the Optionee or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased.

  (4) The aggregate Option Price of the shares as to which a Stock Option may be exercised shall be, in the discretion of the Committee, (a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock which have been held for more than one year, whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock, or (b) paid on a deferred basis, and upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide, or (c) deemed to be paid in full provided the notice of the exercise of a Stock Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Option Price. Payment of the Option Price with certificates evidencing shares of Common Stock as provided above shall not increase the number of shares available for the grant of Options under the Plan.

 As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Option Price of the shares with respect to which a Stock Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Optionee or his Successor and shall be delivered to the Optionee or his Successor at Pittsburgh, Pennsylvania. If any part of the Option Price is paid on a deferred basis, the shares for which payment has been deferred shall be registered in the name of the Optionee or his Successor but the certificate or certificates representing such shares shall not be delivered to the Optionee or his Successor until the Option Price for such shares has been paid in full.

 (D) TERMINATION OF EMPLOYMENT

 The effect of termination of an Optionee's employment with the Company or a Subsidiary shall be as follows:

  (1) Involuntary Termination. If the employment of an Optionee is terminated involuntarily without cause, (for the purpose of this Plan "cause" shall mean an act of dishonesty, moral turpitude or an intentional or gross negligent act detrimental to the best interests of the Company or a Subsidiary) by the Company or a Subsidiary, any outstanding Options held by such Optionee may be exercised at any time prior to the expiration date of such Options or within three months after the date of such involuntary termination, whichever is the shorter period; provided, however, that such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.

  (2) Disability Termination. If the employment of an Optionee is terminated by the Company or a Subsidiary because, in the opinion of the Committee, the Optionee has become physically incapacitated, any outstanding Options held by such Optionee may be exercised at any time prior to the expiration date of such Options; whether or not such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto. For the purposes of this Plan the question whether the termination of employment shall be considered a disability termination caused by physical incapacity shall be determined in each case by the Committee and such determination by the Committee shall be final.

  (3) Retirement. If an Optionee's employment terminates as the result of retirement of the Optionee under any retirement plan of the Company or a Subsidiary, he may exercise any outstanding Option at any time prior to the expiration date of the Option; provided, however, that such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.

  (4) Death. (a) If an Optionee shall die, the Optionee's Options may be exercised by the person or persons entitled to do so under a beneficiary designation in accordance with paragraph (E) of this Section 9 or, if none, under the Optionee's will or, if the Optionee shall have failed to designate a beneficiary or make testamentary disposition of such Options or shall have died intestate, by the Optionee's legal representative or representatives (such person, persons, representative or representatives are referred to herein as the "Successor" of an Optionee).

  (b) If an Optionee shall die while the Optionee is an Employee, the Successor may exercise the Optionee's Options at any time prior to the expiration date of such Options; whether or not such Options were exercisable on the date of the Optionee's death under the provisions of the applicable agreements relating thereto.

  (c) If the Optionee shall die within three months after the involuntary termination without cause of the Optionee's employment, the Optionee's Options may be exercised by the Successor at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period, provided, however, that such Options were exercisable on the date of the Optionee's termination of employment under the provisions of the applicable agreements relating thereto or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.

  (5) Other Termination. If the employment of an Optionee shall terminate for any reason other than as set forth in subparagraphs (1), (2), (3) or (4) above, his rights under any then outstanding Options shall terminate at the time of such termination of employment; provided, however, the Committee may, in its sole discretion, take such action as it considers appropriate to waive such automatic termination and/or the restrictions, if any, contained in the applicable agreements relating thereto.

  (6) Extension of Option Exercise Periods. Notwithstanding the Option termination provisions set forth above, at the request of an Optionee or his Successor, but in the Committee's sole discretion, the Committee may at any time prior to the termination of an Option, extend the period during which the Option may be exercised following the termination of an Optionee's employment for any period up to the remaining Option Period for the Option.

 (E) NON-TRANSFERABILITY

 Unless otherwise designated by the Committee to the contrary, each Option granted under the Plan shall by its terms be non-transferable by the Optionee (except by will or the laws of descent and distribution), and each Option shall be exercisable during the Optionee's lifetime only by the Optionee, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. An Optionee may also designate a beneficiary to exercise his or her Options after the Optionee's death. The Committee may amend outstanding Options to provide for transfer, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members. Any Limited Stock Appreciation Right issued in conjunction with an Incentive Option is transferable only when such Option is transferable and under the same conditions.

 (F) OTHER TERMS

 Options granted pursuant to the Plan shall contain such other terms, provisions and conditions (which need not be identical) not inconsistent herewith as shall be determined by the Committee.

10. Listing and Registration of Shares

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Options, the exercise of which would result in the purchase or issuance of shares, may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

11. Adjustments

In the event that a dividend shall be declared upon the Common Stock payable in shares (other than treasury shares) of Common Stock, the number of shares of Common Stock then subject to any Option outstanding under the Plan and the number of shares reserved for the grant of Options pursuant to the Plan but not yet subject to an Option shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for the grant of Options pursuant to the Plan but not yet subject to an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified above in this Section 11, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Options pursuant to the Plan but not yet subject to an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each Option outstanding thereunder. In the case of any such substitution or adjustment as provided for in this Section 11, the Option Price for each share of stock or other security which shall have been substituted for each share of Common Stock covered by an outstanding Option shall be adjusted appropriately to reflect such substitution or adjustment. No adjustment or substitution provided for in this Section 11 shall require the Company to sell a fractional share of Common Stock, and the total substitution or adjustment with respect to each outstanding Option shall be limited accordingly.

Upon any adjustment made pursuant to this Section 11 the Company will, upon request, deliver to the Optionee or to his Successors a certificate of its Secretary setting forth the Option Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Option.

12. Withholding Taxes

The Company unilaterally or by arrangement with the Optionee shall make appropriate provision for satisfaction of withholding taxes in the case of any grant, award, exercise or other transaction which gives rise to a withholding requirement. An Optionee or other person receiving shares issued upon exercise of a Non-Statutory Option shall be required to pay the Company or any Subsidiary in cash the amount of any taxes which the Company or Subsidiary is required to withhold.

Notwithstanding the preceding sentence and subject to such rules as the Committee may adopt, Optionees who are subject to Section 16(b) of the Exchange Act, and, if determined by the Committee, other Optionees, may satisfy the obligation, in whole or in part, by election on or before the date that the amount of tax required to be withheld is determined, to have the number of shares received upon exercise of the Non-Statutory Option reduced by a number of shares having a fair market value equal to the amount of the required withholding to be so satisfied or to surrender to the Company previously held shares of Common Stock having an equivalent fair market value.

13. Interpretation, Amendments and Termination

All actions taken by the Board of Directors pursuant to this Section 13 shall be taken only in accordance with the recommendation of the Committee. The Board of Directors may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board of Directors shall be final and binding upon all persons. The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company, (a) increase the total number of shares of Common Stock which may be granted under the Plan, (b) change the manner of determining the Option Price set forth in Section 9(A) hereof, (c) permit any Option to be exercised more than ten years after the date it was granted or increase the number of shares that may be received by any one individual pursuant to Section 5 hereof, (d) amend any provision of this Section 13 or (e) withdraw the administration of the Plan from a committee of directors meeting the requirements of Section 4 hereof. The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Optionees or their Successors under any Options outstanding and not exercised in full on the date of termination.

Subject to the foregoing and the requirements of Section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of participants, amend the Plan, (a) to permit or facilitate qualification of Options thereafter granted under the Plan as Incentive Options, and (b) to preserve the employer deduction under Section 162(m).

14. Foreign Jurisdictions

The Committee may, from time to time, adopt, amend, and terminate under the Plan, such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction, to key employees of the Company or its subsidiaries who are subject to such laws and who receive grants under the Plan.

15. Compliance with Section 162(m)

With respect to employees subject to Section 162(m), transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee concerned with matters relating to employees subject to Section 162(m).

16. Notices

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, Post Office Box 57, Pittsburgh, Pennsylvania 15230, addressed to the attention of the Secretary; and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.

                            (Cut along dotted line)
 ...............................................................................

 Ticket Request

 If you plan to attend the Annual Meeting of Shareholders at 2:00 P.M. on Tuesday, September 10, 1996 at Heinz Hall for the Performing Arts in Pittsburgh, this form should be used to request an admission ticket. Please complete the form by printing or typing your name and address. If your request is received by September 3, 1996 an admission ticket will be sent to you. All other admission tickets will be provided beginning at 1:00 P.M. at the check-in desk for the meeting (Doors to the meeting will not open before 1:00 P.M.). The envelope provided for the return of your proxy card should also be used to return this form.

 Note: If your shares are not registered in your own name, please advise the shareholder of record (i.e., your bank, broker, trustee, etc.) that you wish to attend the meeting and request that the registered owner provide you with evidence of your stock ownership. This documentation will enable you to gain admittance to the meeting.

 I plan to attend the meeting.

 Name
 -----------------------------------------------------------------------------

 Street Address
 -----------------------------------------------------------------------------

 City
 -----------------------------------------------------------------------------

 State                                                   Zip Code
 -----------------------------------------------------------------------------


PLEASE PRINT OR TYPE

                              H.J. HEINZ COMPANY

         This Proxy is Solicited on Behalf of the Board of Directors

  ANTHONY J.F. O'REILLY, LAWRENCE J. McCABE and DAVID R. WILLIAMS are, and each of them is, hereby appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Tuesday, September 10, 1996, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Common Stock, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting, which are more fully described in the Proxy Statement relating to such Annual Meeting, in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.


- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is given, this proxy will be voted "FOR" the election of all nominees for election as directors, the election of auditors and the approval of the Company's 1996 Stock Option Plan and "AGAINST" the shareholder proposals.

Please mark your vote as indicated in the example [X]

The Board of Directors recommends a vote "FOR" all nominees for Election as Directors and Proposals 2 and 3.

Nominees: A.J.F. O'Reilly, W.P. Snyder III, J.J. Bogdanovich, H.J. Schmidt,
A. Lippert, E.B. Sheldon, R.M. Cyert, S.C. Johnson, D.R. Keough, S.D. Wiley, L.J. McCabe, D.R. Williams, L. Ribolla, N.F. Brady, W.R. Johnson, W.C. Springer, E.E. Holiday and T.S. Foley

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

1. ELECTION OF DIRECTORS
FOR all eighteen nominees unless otherwise directed to the right. [_] WITHHOLD AUTHORITY to vote for all nominees. [_]

2. Election of auditors.
FOR [_]   AGAINST [_]   ABSTAIN [_]

3. Approve the Company's 1996 Stock Option Plan.
FOR [_]   AGAINST [_]   ABSTAIN [_]

4. Shareholder proposal related to Non-Employee Directors' Pension Benefits.
FOR [_]   AGAINST [_]   ABSTAIN [_]

5. Shareholder proposal related to Non-Employee Directors' Compensation
FOR [_]   AGAINST [_]   ABSTAIN [_]

6. In their discretion, upon such other matters as may properly come before the meeting.

Dated:____________________________________________________________________, 1996

________________________________________________________________________________

________________________________________________________________________________
                          Signature of Shareholder(s)

         (This Proxy Must be Signed Exactly as Name(s) Appears Hereon)

Executors, administrators, trustees, etc. should give full title as such. If the shareholder is a corporation, please give full corporate name and signature of a duly authorized officer.

________________________________________________________________________________
                             FOLD AND DETACH HERE

                              H.J. HEINZ COMPANY

         This Proxy is Solicited on Behalf of the Board of Directors

  ANTHONY J.F. O'REILLY, LAWRENCE J. McCABE and DAVID R. WILLIAMS are, and each of them is, hereby appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Tuesday, September 10, 1996, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock, $1.70 First Series, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting, which are more fully described in the Proxy Statement relating to such Annual Meeting, in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.


- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is given, this proxy will be voted "FOR" the election of all nominees for election as directors, the election of auditors and the approval of the Company's 1996 Stock Option Plan and "AGAINST" the shareholder proposals.

Please mark your vote as indicated in the example [X]

The Board of Directors recommends a vote "FOR" all nominees for Election as Directors and Proposals 2 and 3.

Nominees: A.J.F. O'Reilly, W.P. Snyder III, J.J. Bogdanovich, H.J. Schmidt,
A. Lippert, E.B. Sheldon, R.M. Cyert, S.C. Johnson, D.R. Keough, S.D. Wiley, L.J. McCabe, D.R. Williams, L. Ribolla, N.F. Brady, W.R. Johnson, W.C. Springer, E.E. Holiday and T.S. Foley

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

1. ELECTION OF DIRECTORS
FOR all eighteen nominees unless otherwise directed to the right. [_] WITHHOLD AUTHORITY to vote for all nominees. [_]

2. Election of auditors.
FOR [_]   AGAINST [_]   ABSTAIN [_]

3. Approve the Company's 1996 Stock Option Plan.
FOR [_]   AGAINST [_]   ABSTAIN [_]

4. Shareholder proposal related to Non-Employee Directors' Pension Benefits.
FOR [_]   AGAINST [_]   ABSTAIN [_]

5. Shareholder proposal related to Non-Employee Directors' Compensation
FOR [_]   AGAINST [_]   ABSTAIN [_]

6. In their discretion, upon such other matters as may properly come before the meeting.

Dated:____________________________________________________________________, 1996

________________________________________________________________________________

________________________________________________________________________________
                          Signature of Shareholder(s)

         (This Proxy Must be Signed Exactly as Name(s) Appears Hereon)

Executors, administrators, trustees, etc. should give full title as such. If the shareholder is a corporation, please give full corporate name and signature of a duly authorized officer.

________________________________________________________________________________
                             FOLD AND DETACH HERE